UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement.

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement.

☐
Definitive Additional Materials.

☐
Soliciting Material Pursuant to §240.14a-12

SOLIGENIX, INC.

(Name of Registrant as Specified in Its Charter)
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

July 26, 2022

“We remain energized by the promise of our rare disease pipeline as we prepare to submit our HyBryte™ NDA in CTCL to the FDA, while continuing to evaluate potential strategic options, including partnership and merger and acquisition opportunities.”

Dear Stockholder:
We appreciate your investment and support of our company. This continues to be a very rewarding year for us. We remain energized by the promise of our rare disease pipeline as we prepare to submit our HyBryte™ (SGX301 or synthetic hypericin) new drug application (NDA) for the treatment of cutaneous T-cell lymphoma (“CTCL”) to the U.S. Food and Drug Administration (“FDA”) for marketing authorization in the second half of 2022, while continuing to evaluate potential strategic options, including, but not limited to, partnership and merger and acquisition opportunities. With the support of key patient advocacy organizations, such as the Cutaneous Lymphoma Foundation, and key opinion leaders, we continue to move towards marketing approval and commercialization of HyBryte™ in the U.S. Under our Public Health Solutions business segment, we continue to advance our heat stable vaccine platform technology, including development of filovirus vaccine candidates (protecting against viruses such as Ebola Marburg), a novel COVID-19 (Coronavirus Disease 2019) vaccine candidate, CiVax™, and a ricin toxin vaccine, RiVax®. We celebrate these successes and look forward to more opportunity ahead as we remain committed to the long-term interests of stockholders.
This year is more important than ever, as we begin the transformation to a commercial organization. In support of these efforts, our director nominees represent a wide range of backgrounds and expertise. We believe our diversity of experiences, perspectives, and skills contributes to the Board of Directors’ effectiveness in managing risk and providing guidance that positions the Company for long-term success. Of our five directors, four are independent, which includes all committee members.
This Proxy Statement contains details of the business to be conducted during the Annual Meeting and describes our corporate governance policies and practices. In addition to communicating information and our perspectives, we also believe in the value of listening to our stockholders. Feedback from our stockholders helps us prioritize our efforts and enhance our transparency.
Whether or not you participate in the Annual Meeting, it is important that your shares be represented and voted during the meeting. We urge you to promptly vote and submit your proxy (1) via the Internet (2) by telephone or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience.
As we look to the year ahead, we remain excited about the opportunities we have in terms of our business, stockholder value creation, and positive impacts on a global scale. Thank you for the trust you place in us and the opportunity to serve you and our company as directors. On behalf of all directors, I extend our gratitude for your support and request that you vote in the affirmative for the proposals to be considered at the Annual Meeting to assure we are properly positioned for potential growth and success in the future.
Sincerely,
Christopher J. Schaber, PhD
Chairman of the Board of Directors, President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
MEETING AGENDA
2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD: Virtually at www.virtualshareholdermeeting.com/sngx2022 DATE AND TIME: Thursday, September 22, 2022 at 9:00 a.m., Eastern Daylight Time.	1	To elect five directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;
	2	To approve an amendment to our Second Amended and Restated Certificate of Incorporation;
	3	To approve an amendment to our 2015 Equity Incentive Plan;
	4	To hold an advisory vote on executive compensation;
	5	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
	6	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/sngx2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials.
Who May Vote:
Admittance to the virtual meeting will be limited to stockholders. The Board of Directors has fixed the close of business on July 25, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection for a period of 10 days prior to the meeting, during regular business hours, at our corporate headquarters at the address set forth above. If you want to inspect the stockholder list prior to the meeting, please call our Corporate Secretary at (609) 538-8200 to schedule an appointment. In addition, the list of stockholders also will be available during the Annual Meeting through the meeting website for stockholders who choose to attend.
How to attend:
You will need to have your 16-Digit Control Number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials to join the Annual Meeting.
Please Vote As Soon As Possible in one of the following ways:
BY INTERNET: www.proxyvote.com and follow the instructions (have your proxy card available)
BY PHONE: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available)
BY MAIL: If you have received a proxy card, mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.
By Order of the Board of Directors,
Christopher J. Schaber, PhD
President and Chief Executive Officer
Princeton, New Jersey
July 26, 2022

Note About Forward-Looking Statements
This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

PURPOSE OF THESE MATERIALS:

This Proxy Statement has been prepared and is distributed and made available by the board of directors (the “Board of Directors”) of Soligenix, Inc. in connection with the solicitation of proxies for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Eastern Daylight Time, on Thursday, September 22, 2022, and any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

ACCESS THE MEETING:

The Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/sngx2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials.

MORE INFORMATION:
Unless the context indicates otherwise, as used in this Proxy Statement, the terms “we,” “us” “our” and “our Company” refer to Soligenix, Inc.

This Proxy Statement and the accompanying form of proxy will be distributed to stockholders, and will be made available for viewing, downloading and printing by stockholders at www.proxyvote.com, on or about July 26, 2022. Our Annual Report on Form 10-K for the year ended December 31, 2021 (which does not form a part of the proxy solicitation materials) is being distributed and made available concurrently herewith to stockholders.

SOLIGENIX, INC.
29 Emmons Drive, Suite B-10 Princeton, New Jersey 08540

Proxy Guide
About Us
Soligenix, Inc. is a late-stage biopharmaceutical company focused on developing and commercializing products to treat rare diseases where there is an unmet medical need.
www.soligenix.com Nasdaq: SNGX
TWO AREAS OF FOCUS:

Specialized BioTherapeutics	Public Health Solutions
segment dedicated to the development of products for orphan diseases and areas of unmet medical need in oncology and inflammation segment that develops vaccines and therapeutics for military and civilian applications in the areas of ricin exposure, emerging and antibiotic resistant infectious disease, and viral disease including Ebola, Marburg and COVID-19

DEVELOPMENT PIPELINE – RARE DISEASES

Specialized BioTherapeutics
Product Candidates*
Preclinical
Phase 1
Phase 2
Phase 3
Market
HyBryte™ (SGX301 or synthetic hypericin)
Cutaneous T-Cell Lymphoma (CTCL)
ORPHAN & FAST DESIGNATION
Positive Phase 3 results; NDA in preparation
SGX942 (dusquetide)
Oral Mucositis in Head & Neck Cancer**
FAST TRACK DESIGNATION
Evaluate combined datasets; 2nd Phase 3 study required
SGX203 (beclomethasone dipropionate)
Pediatric Crohn's Disease**
ORPHAN & FAST DESIGNATION
Initiation contingent upon additional funding and/or partnership
SGX302 (synthetic hypericin)
Mild-to-Moderate Psoriasis
Positive proof of concept demonstrated in Phase 1/2 pilot study
Public Health Solutions**
Product Candidates (FDA Animal Rule)*
Proof-of-Concept
IND
Phase 1
Phase 2/3
Market
RiVax® + ThermoVax®
Vaccine Ricin Toxin Pre-Exposure
ORPHAN & FAST DESIGNATION
NIH Contract Awards of $30M to date; positive preclinical and clinical data
SGX943 (dusquetide)
Therapeutic Emerging Infectious Disease
FAST TRACK
US government awards of $900,000 to date; positive proof of concept preclinical data
CiVax™ + ThermoVax®
Vaccine COVID-19
NIH Grant Award of $1.5M to date; positive preclinical data
Filovirus vaccines + ThermoVax®
Ebola/Marburg
NIH Grant Subaward of $700,000 to date; positive preclinical data
Denotes funding in whole or in part by NIH, DTRA, BARDA and/or FDA

* Anticipated event and timing subject to COVID-19 disruption

** Potential value drivers dependent on continued government funding and/or other funding sources

1	|	2022 Proxy Statement

Your Vote is Important.
Even if you to participate in the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting. You may vote your shares via the Internet, telephone or mail as more fully described below:
BY INTERNET: www.proxyvote.com and follow the instructions (have your proxy card available)
BY PHONE: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available)
BY MAIL: If you have received a proxy card, mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.
Voting Guide
PROPOSAL 1 (see pages 8-11)
To elect five directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;	OUR BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE

[The Board of Directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our company.]

PROPOSAL 2 (see pages 17-18)
To approve an amendment to our Second Amended and Restated Certificate of Incorporation, which increases the number of authorized shares of our common stock from 75,000,000 to 125,000,000;	OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

The Board of Directors recommends that you vote FOR this proposal because is required to continue to operate our business efficiently. The need to increase the authorized shares is primarily driven by our desire to have sufficient shares available for possible merger and acquisition activities, and other corporate development objectives that may occur over the coming years.

2022 Proxy Statement	|	2

PROPOSAL 3 (see pages 19-24)

To approve an amendment to our 2015 Equity Incentive Plan to increase (i) the maximum number of shares of our Common Stock available for issuance under the plan by 4,000,000 shares, bringing the total shares reserved for issuance under the plan to 6,000,000 shares, and (ii) (a) the maximum number of shares of our Common Stock for which stock options may be granted to any person in any calendar year, (b) the maximum benefit that will be paid to any person under performance awards in any calendar year, and (c) the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value, unless granted in lieu of cash compensation equal to such fair market value, in each case from 120,000 to 200,000;
OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

The Board of Directors recommends that you vote FOR this proposal because stock options and other equity awards are a critical component to making our employee’s compensation competitive with industry standards and maintaining an adequate number of shares available under the plan is essential to attracting and retaining a skilled employee base.

PROPOSAL 4 (see page 25)
To hold an advisory vote on executive compensation	OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

The Board of Directors recommends that you vote FOR this “Say-on-Pay” advisory proposal because our compensation program attracts top talent commensurate with our peers and reinforces our “Pay for Performance” philosophy.

PROPOSAL 5 (see pages 26-27)
To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2022	OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

The Board of Directors recommends that you vote FOR the ratification of EisnerAmper LLP. We believe EisnerAmper has sufficient knowledge and experience to provide our company with a wide range of services that are on par with the best offered in the industry.

3	|	2022 Proxy Statement

Director Nominee Highlights
Committee Composition
Name Age Director Since	Primary (Or Former) Occupation	Audit	Compensation	Nominating & Corporate Governance
Christopher J. Schaber, PhD 55 2006	Chairman, President and CEO of Soligenix, Inc.
Gregg A. Lapointe, CPA, MBA 63 2009	CEO of Cerium Pharmaceuticals
Diane L. Parks, MBA 69 2019	Head of U.S. Commercial and Senior Vice President of Marketing, Sales & Market Research at Kite Pharma, Inc.
Robert J. Rubin, MD 76 2009	President of the Lewin Group
Jerome B. Zeldis, MD, PhD 72 2011	Chief Medical Officer of Celgene Corporation
= Chairperson	= Member
Age	Tenure	Ethnic/Gender Diversity

Average Age = 66	Average Years Served = 11.2

2022 Proxy Statement	|	4

SOLIGENIX, INC.
29 Emmons Drive, Suite B-10
Princeton, New Jersey 08540
Annual Meeting of Stockholders
Thursday, September 22, 2022
Proxy Statement
This Proxy Statement has been prepared and is distributed and made available by the board of directors (the “Board of Directors”) of Soligenix, Inc. in connection with the solicitation of proxies for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Eastern Daylight Time, on Thursday, September 22, 2022, and any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/sngx2022 and entering the 16-digit control number included in your 16-Digit Control Number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. Unless the context indicates otherwise, as used in this Proxy Statement, the terms “we,” “us” “our” and “our Company” refer to Soligenix, Inc.
This Proxy Statement and the accompanying form of proxy will be distributed to stockholders, and will be made available for viewing, downloading and printing by stockholders at www.proxyvote.com, on or about July 26, 2022. Our Annual Report on Form 10-K for the year ended December 31, 2021 (which does not form a part of the proxy solicitation materials) is being distributed and made available concurrently herewith to stockholders.
Voting Securities; Voting Your Shares; Proxies; Required Vote
Voting Securities
Each holder of record of our common stock, par value $0.001 per share (“Common Stock”), at the close of business on July 25, 2022 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On July 25, 2022, 43,050,245 shares of Common Stock were outstanding.
Voting Your Shares
The Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/sngx2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to participate in the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting. You may vote your shares via the Internet, telephone or mail as more fully described below:
•
By Internet: Go to www.proxyvote.com and follow the instructions (have your proxy card available);

•
By Telephone: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available); and

•
By Mail: If you have received a proxy card, mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.

2022 Proxy Statement	|	5

Proxies
You cannot vote your shares at the meeting unless you vote electronically or are represented by proxy. All properly executed and unrevoked proxies that are received in time for the meeting will be voted at the meeting or any adjournment or postponement thereof in accordance with instructions thereon, or if no instructions are given, will be voted as follows:
1.
“FOR ALL” in the election of all of the named nominees as directors;

2.
“FOR” the approval of the amendment to our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), which increases the number of authorized shares of our Common Stock from 75,000,000 to 125,000,000;

3.
“FOR” the approval of the amendment to our 2015 Equity Incentive Plan (the “2015 Plan”) to increase (i) the maximum number of shares of our Common Stock available for issuance under the plan by 4,000,000 shares, bringing the total shares reserved for issuance under the plan to 6,000,000 shares, and (ii) (a) the maximum number of shares of our Common Stock for which stock options may be granted to any person in any calendar year, (b) the maximum benefit that will be paid to any person under performance awards in any calendar year, and (c) the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value, unless granted in lieu of cash compensation equal to such fair market value, in each case from 120,000 to 200,000 shares;

4.
“FOR” the approval, on an advisory basis, of the compensation of our executive officers;

5.
“FOR” the ratification of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

6.
In accordance with the judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting.

Stockholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote online during the Annual Meeting, via the Internet, by telephone, or by mail, or by delivering written instructions to our Corporate Secretary before the Annual Meeting commences. Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or by voting online during the meeting.
Required Vote
1.
The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for each nominee to be elected as a director in the election of directors.

2.
The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding is required to approve the amendment to our Certificate of Incorporation, which increases the number of authorized shares of our Common Stock from 75,000,000 to 125,000,000.

3.
The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve the amendment to our 2015 Plan to increase (i) the maximum number of shares of common stock available for issuance under the plan by 4,000,000 shares, bringing the total shares reserved for issuance under the plan to 6,000,000 shares, and (ii) (a) the maximum number of shares of common stock for which stock options may be granted to any person in any calendar year, (b) the maximum benefit that will be paid to any person under performance awards in any calendar year, and (c) the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value, unless granted in lieu of cash compensation equal to such fair market value, in each case from 120,000 to 200,000 shares.

4.
The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve, on an advisory basis, the compensation of our executive officers.

5.
The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required for the ratification of the appointment of EisnerAmper LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022.

6	|	2022 Proxy Statement

Proposal 1 (the election of five directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified); Proposal 3 (the approval the amendment to our 2015 Plan) and Proposal 4 (the advisory vote on executive compensation) are considered “non-routine” matters. Proposal 2 (the approval an amendment to our Certificate of Incorporation) and Proposal 5 (the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2022) are considered “routine” matters. Banks, brokers, or other nominees (“Brokers”) who hold shares on behalf of beneficial stockholders have discretion to vote such shares with respect to “routine” matters without receiving voting instructions from the beneficial holders of the shares. However, Brokers who hold shares on behalf of beneficial stockholders do not have discretion to vote such shares with respect to “non-routine” matters if they do not receive voting instructions from the beneficial holders of the shares. If no instruction is given to Brokers with respect to “non-routine” matters, a “broker non-vote” is recorded for each such uninstructed share.
Stockholders are not allowed to cumulate their votes in the election of directors. In voting on the election of directors, abstentions and broker non-votes will be disregarded and not treated as votes cast and, therefore, will not affect the outcome of the election. Abstentions will have the same effect as votes against (1) Proposal 2 (the approval of an amendment to our Certificate of Incorporation); (2) Proposal 3 (the approval of the amendment to the 2015 Plan); (3) Proposal 4 (the advisory vote on executive compensation); and (4) Proposal 5 (the ratification of the appointment of EisnerAmper LLP). Broker non-votes will not be counted as votes against (A) Proposal 3 (the approval of the amendment to the 2015 Plan); (B) Proposal 4 (the advisory vote on executive compensation); and (C) Proposal 5 (the ratification of the appointment of EisnerAmper LLP), or as shares present or represented at the meeting for these proposals. However, any “broker-non-votes” recorded will have the same effect as votes against Proposal 2 (the approval of an amendment to our Certificate of Incorporation). As Proposal 2 (the approval of an amendment to our Certificate of Incorporation) and Proposal 5 (the ratification of the appointment of EisnerAmper LLP) will be considered “routine” matters, we do not expect that any “broker-non-votes” will be recorded for such Proposals.
Quorum
The required quorum for the transaction of business at the Annual Meeting is a majority of the voting power of shares of Common Stock issued and outstanding on the record date. Shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.
No Appraisal Rights
Stockholders will not have any appraisal rights in connection with any of the proposals to be voted on at the Annual Meeting.

2022 Proxy Statement	|	7

Proposal 1: Election of Directors
Recommendation of the Board of Directors	The Board of Directors recommends that you vote “FOR ALL” in the election of directors.
Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Christopher J. Schaber, PhD, Gregg A. Lapointe, CPA, MBA, Diane L. Parks, MBA, Robert J. Rubin, MD, and Jerome B. Zeldis, MD, PhD for election to the Board of Directors. Each nominee has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting.
Unless otherwise directed, the persons appointed in the form of proxy intend to vote at the Annual Meeting “FOR ALL” in the election of directors, which would be a vote for the election of each of Dr. Schaber, Mr. Lapointe, Ms. Parks, Dr. Rubin, and Dr. Zeldis as a director to serve until our next Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of such substitute nominee as the Board of Directors recommends or to allow the vacancy to remain open until filled by the Board of Directors, as determined by the Board of Directors. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. Each director elected to the Board of Directors will serve until the next Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified, unless he or she dies, resigns or is removed from office prior to that time.
The table below contains information regarding the current members of the Board of Directors. The ages of individuals are provided as of July 25, 2022:
Name	Age	Position
Christopher J. Schaber, PhD	55	Chairman of the Board, Chief Executive Officer and President
Gregg A. Lapointe, CPA, MBA	63	Director
Diane L. Parks, MBA	69	Director
Robert J. Rubin, MD	76	Director
Jerome B. Zeldis, MD, PhD	72	Director
8	|	2022 Proxy Statement

Director Nominees
Christopher J. Schaber, PhD	Director Since: August 2006
Age 55
Biography
Christopher J. Schaber, PhD has over 33 years of experience in the pharmaceutical and biotechnology industry. Dr. Schaber has been our President and Chief Executive Officer and a director since August 2006. He was appointed Chairman of the Board on October 8, 2009. He also has served on the board of directors of the Biotechnology Council of New Jersey (“BioNJ”) since January 2009 and the Alliance for Biosecurity since October 2014, and has been a member of the corporate council of the National Organization for Rare Disorders (“NORD”) since October 2009. He also serves on the scientific advisory board for private start-up medical device company, Simphotek, Inc. Prior to joining Soligenix, Dr. Schaber served from 1998 to 2006 as Executive Vice President and Chief Operating Officer of Discovery Laboratories, Inc., where he was responsible for overall pipeline development and key areas of commercial operations, including regulatory affairs, quality control and assurance, manufacturing and distribution, pre-clinical and clinical research, and medical affairs, as well as coordination of commercial launch preparation activities. From 1996 to 1998, Dr. Schaber was a co-founder of Acute Therapeutics, Inc., and served as its Vice President of Regulatory Compliance and Drug Development. From 1994 to 1996, Dr. Schaber was employed by Ohmeda PPD, Inc., as Worldwide Director of Regulatory Affairs and Operations. From 1989 to 1994, Dr. Schaber held a variety of regulatory, development and operations positions with The Liposome Company, Inc., and Elkins-Sinn Inc., a division of Wyeth-Ayerst Laboratories. Dr. Schaber received his BA degree from Western Maryland College, his MS degree in Pharmaceutics from Temple University School of Pharmacy and his PhD degree in Pharmaceutical Sciences from the Union Graduate School. During his career, Dr. Schaber has played a significant role in raising in excess of  $350 million through both public offerings and private placements, as well as approximately $100 million in non-dilutive funding awards from state and federal governmental agencies.

Dr. Schaber was selected to serve as a member of our Board of Directors because of his extensive experience in drug development and pharmaceutical operations, including his experience as a senior executive officer with our Company and Discovery Laboratories, Inc., and as a member of the board of directors of BioNJ and Simphotek; because of his proven ability to raise funds and provide access to capital; and because of his advanced degrees in science and business.

Gregg A. Lapointe, CPA, MBA	Director Since: March 2009
Age 63
Biography
Gregg A. Lapointe, CPA, MBA has been a director since March 2009. Mr. Lapointe is currently CEO of Cerium Pharmaceuticals, Inc. and serves on the Board of Directors of Rigel Pharmaceuticals, Inc. Astria Therapeutics, Inc. Mr. Lapointe has previously served on the Board of Directors of Plus Therapeutics, Inc. (formerly known as Cytori Therapeutics, Inc.), ImmunoCellular Therapeutics Ltd., Raptor Pharmaceuticals, Inc., SciClone Pharmaceuticals, Inc., the Pharmaceuticals Research and Manufacturers of America (PhRMA), Questcor Pharmaceuticals, Inc. and the Board of Trustees of the Keck Graduate Institute of Applied Life Sciences. He previously served in varying roles for Sigma-Tau Pharmaceuticals, Inc. (now known as Leadiant Biosciences, Inc.), a private biopharmaceutical company, from September 2001 through February 2012, including Chief Operating Officer from November 2003 to April 2008 and Chief Executive Officer from April 2008 to February 2012. From May 1996 to August 2001, he served as Vice President of Operations and Vice President, Controller of AstenJohnson, Inc. (formerly JWI Inc.). Prior to that, Mr. Lapointe spent several years in the Canadian medical products industry in both distribution and manufacturing. Mr. Lapointe began his career at Price Waterhouse. Mr. Lapointe received his B.A. degree in Commerce from Concordia University in Montreal, Canada, a graduate diploma in Accountancy from McGill University and his M.B.A. degree from Duke University. He is a C.P.A. in the state of Illinois.

Mr. Lapointe was selected to serve as a member of our Board of Directors because of his significant experience in the areas of global strategic planning and implementation, business development, corporate finance, and acquisitions, and his experience as an executive officer and board member in the pharmaceutical and medical products industries.

2022 Proxy Statement	|	9

Diane L. Parks, MBA	Director Since: July 2019
Age 69
Biography
Diane L. Parks, MBA has been a director since July 2019. From February 2016 until July 2018, she served as Head of U.S. Commercial and Senior Vice President of Marketing, Sales & Market Research at Kite Pharma, Inc., a biopharma company developing cancer immunotherapy products with a primary focus on genetically engineered autologous T cell therapy with chimeric antigen receptors. From October 2014 to October 2015, Ms. Parks served as Vice President of Global Marketing at Pharmacyclics LLC, a biopharmaceutical company primarily focused on the development of cancer therapies. Prior to Pharmacyclics LLC, Ms. Parks held senior leadership roles as Vice President of Sales for Amgen, Inc., a biopharmaceutical company, representing oncology and nephrology products, and Senior Vice President of Specialty Biotherapeutics and Managed Care at Genentech, Inc., a biotechnology company that discovers, develops, manufactures and commercializes medicines to treat patients with serious or life-threatening medical conditions that was acquired by Roche Holding AG in 2009. At Genentech, she led the launches of multiple products as well as commercial development of Lucentis® and Rituxan®. She also currently serves on the Board of Directors of Calliditas Therapeutics AB (publ), TriSalus Life Sciences, Kura Oncology, Inc., CTI BioPharma Corp., Celularity Inc. and the Lymphoma Research Foundation. During the last five years, she served on the board of managers of Healogix LLC. Ms. Parks holds a BS from Kansas State University and an MBA in marketing from Georgia State University. She has been a commercial leader in the biotech and pharma industry for over 30 years.

Ms. Parks was selected to serve as a member of our Board of Directors because of her over 30 years’ experience as a businesswoman and commercial executive with an extensive record of driving profitable growth for large pharmaceutical and biotech companies.

Robert J. Rubin, MD	Director Since: October 2009
Age 76
Biography
Robert J. Rubin, MD has been a director since October 2009. Dr. Rubin was a clinical professor of medicine at Georgetown University from 1995 until 2012 when he was appointed a Distinguished Professor of Medicine. From 1987 to 2001, he was president of the Lewin Group (purchased by Quintiles Transnational Corp. in 1996), an international health policy and management consulting firm. From 1994 to 1996, Dr. Rubin served as Medical Director of ValueRx, a pharmaceutical benefits company. From 1992 to 1996, Dr. Rubin served as President of Lewin-VHI, a health care consulting company. From 1987 to 1992, he served as President of Lewin-ICF, a health care consulting company. From 1984 to 1987, Dr. Rubin served as a principal of ICF, Inc., a health care consulting company. From 1981 to 1984, Dr. Rubin served as the Assistant Secretary for Planning and Evaluation at the Department of Health and Human Services and as an Assistant Surgeon General in the U.S. Public Health Service. Dr. Rubin has served on the Board of BioTelemetry, Inc. (formerly known as CardioNet, Inc.) from 2007 to February 2021. He is a board-certified nephrologist and internist. Dr. Rubin received an undergraduate degree in Political Science from Williams College and his medical degree from Cornell University Medical College.

Dr. Rubin was selected to serve as a member of our Board of Directors because of his vast experience in the health care industry, including his experience as a nephrologist, internist, clinical professor of medicine and Assistant Surgeon General, and his business experience in the pharmaceutical industry.

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Jerome B. Zeldis, MD, PhD	Director Since: June 2011
Age 72
Biography
Jerome B. Zeldis, MD, PhD has been a director since June 2011. Dr. Zeldis is currently Chief Medical Officer and President of Clinical Research, Drug Safety and Regulatory of Sorrento Therapeutics, Inc. He is also Chief Medical Officer and Principal at Celularity, Inc. Previously, Dr. Zeldis was Chief Executive Officer of Celgene Global Health and Chief Medical Officer of Celgene Corporation, a publicly traded, fully integrated biopharmaceutical company. He was employed by Celgene Corporation from 1997 to 2016. From September 1994 to February 1997, Dr. Zeldis worked at Sandoz Research Institute and the Janssen Research Institute in both clinical research and medical development. He has been a board member of several biotechnology companies and is currently on the boards of Metastat, Inc., PTC Therapeutics Inc., BioSig Technologies, Inc., the Castleman’s Disease Organization, Alliqua, Inc and Nexgel, Inc. He has previously served on the boards of the NJ Chapter of the Arthritis Foundation and PTC Therapeutics, Inc. Additionally, he has served as Assistant Professor of Medicine at the Harvard Medical School (from July 1987 to September 1988), Associate Professor of Medicine at University of California, Davis from (September 1988 to September 1994), Clinical Associate Professor of Medicine at Cornell Medical School (January 1995 to December 2003) and Professor of Clinical Medicine at the Robert Wood Johnson Medical School (July 1998 to June 2010). Dr. Zeldis received a BA and an MS from Brown University, and an MD, and a PhD in Molecular Biophysics and Biochemistry from Yale University. Dr. Zeldis trained in Internal Medicine at the UCLA Center for the Health Sciences and in Gastroenterology at the Massachusetts General Hospital and Harvard Medical School.

Dr. Zeldis was selected to serve as a member of our Board of Directors because of his experience as an executive officer of a publicly traded biopharmaceutical company and in clinical research and medical development, and his experience in the health care industry, including his experience as an internist, gastroenterologist and professor of medicine.

Board Leadership Structure
Our Board of Directors believes that Dr. Schaber’s service as both the Chairman of our Board of Directors and our Chief Executive Officer is in the best interest of our Company and our stockholders. Dr. Schaber possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing our Company and our business and, therefore, is best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most important matters. His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, and collaborative partners.
Mr. Lapointe, Ms. Parks, Dr. Rubin, and Dr. Zeldis, each of whom is nominated for election as a director, are independent and the Board of Directors believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of meetings of the Board of Directors, the independent directors hold executive sessions. Following an executive session of independent directors, the independent directors’ report back to the full Board of Directors regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board of Directors and Committee meetings, and coordinate with the Chairman regarding information to be provided to the independent directors in performing their duties. The Board of Directors believes that this approach appropriately and effectively complements the combined Chairman/Chief Executive Officer structure.
Although we believe that the combination of the Chairman and Chief Executive Officer roles is appropriate under the current circumstances, our corporate governance guidelines do not establish this approach as a policy, and the Board of Directors may determine that it is more appropriate to separate the roles in the future.
Director Independence
The Board of Directors has determined that Mr. Lapointe, Ms. Parks, Dr. Rubin, and Dr. Zeldis, each of whom is nominated for election as a director, are “independent” as such term is defined by the applicable listing standards of The NASDAQ Stock Market LLC (“Nasdaq”). Our Board of Directors based this determination primarily on a review of the responses of the Directors to questionnaires regarding their employment, affiliations and family and other relationships.

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Corporate Governance
Pursuant to our Certificate of Incorporation and Bylaws, our business and affairs are managed under the direction of the Board of Directors. Members of the Board of Directors are kept informed of our business through discussions with senior management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.
The Board of Directors held four meetings in 2021, and each current director who served as a director during 2021, attended at least 75% of the aggregate number of meetings of the Board of Directors held during 2021 and of all committees of the Board of Directors on which he or she served during 2021.
We typically schedule a meeting of the Board of Directors in conjunction with our Annual Meeting and expect that all directors will attend, absent a valid reason, such as a scheduled conflict. Last year, all of the individuals then serving as directors attended the 2021 Annual Meeting.
Code of Ethics
We have adopted a code of ethics that applies to all our executive officers and senior financial officers (including our chief executive officer, chief financial officer, chief accounting officer and any person performing similar functions). A copy of our code of ethics is publicly available on our website at www.soligenix.com under the “Investors — Corporate Governance” section. If we make any substantive amendments to our code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our chief executive officer, chief financial officer or chief accounting officer, we will disclose the nature of such amendment or waiver in a Current Report on Form 8-K.
Committees of the Board of Directors
Our Board of Directors has the following three committees: (1) Compensation, (2) Audit and (3) Nominating and Corporate Governance. Our Board of Directors has adopted a written charter for each of these committees, which are available on our website at www.soligenix.com under the “Investors — Corporate Governance” section.

AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE
Gregg A. Lapointe, CPA, MBA (Chair) Diane L. Parks, MBA Robert J. Rubin, MD	Robert J. Rubin, MD (Chair) Diane L. Parks, MBA Jerome B. Zeldis, MD, PhD	Jerome B. Zeldis, MD, PhD (Chair) Gregg A. Lapointe, CPA, MBA Robert J. Rubin, MD
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Audit Committee		Meetings in 2021: 5
Mr. Lapointe (Chair)	Ms. Parks	Dr. Rubin

•
The Audit Committee assists our Board of Directors in monitoring the financial reporting process, the internal control structure and the independent registered public accounting firm.

•
Its primary duties are to serve as an independent and objective party to monitor the financial reporting process and internal control system, to review and appraise the audit effort of the independent registered public accounting firm and to provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, and our Board of Directors.

•
Our Board of Directors has determined that Mr. Lapointe, Ms. Parks and Dr. Rubin, each of whom is nominated for election as a director, are “independent” directors, within the meaning of applicable listing standards of Nasdaq and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder.

•
Our Board of Directors has also determined that the members of the Audit Committee are qualified to serve on the committee and have the experience and knowledge to perform the duties required of the committee and that Mr. Lapointe qualifies as an “audit committee financial expert” as that term is defined in the applicable rules and regulations of the Exchange Act and Nasdaq.

•
The Audit Committee met five times during the fiscal year ended December 31, 2021.

Compensation Committee		Meetings in 2021: 1
Dr. Rubin (Chair)	Ms. Parks	Dr. Zeldis

•
The Compensation Committee is responsible for reviewing and approving the executive compensation program, assessing executive performance, setting salary, making grants of annual incentive compensation and approving certain employment agreements.

•
Our Board of Directors has determined that Dr. Rubin, Ms. Parks and Dr. Zeldis are “independent” directors within the meaning of applicable listing standards of Nasdaq and the Exchange Act and the rules and regulations thereunder.

•
The Compensation Committee met one time during the fiscal year ended December 31, 2021.

Nominating and Corporate Governance Committee		Meetings in 2021: 1
Dr. Zeldis (Chair)	Mr. Lapointe	Dr. Rubin

•
The Nominating Committee makes recommendations to the Board of Directors regarding the size and composition of our Board of Directors, establishes procedures for the nomination process, identifies and recommends candidates for election to our Board of Directors.

•
Our Board of Directors has determined that Dr. Zeldis, Mr. Lapointe and Dr. Rubin, each of whom is nominated for election as a director, are “independent” directors, as such term is defined by the applicable Nasdaq listing standards.

•
The Nominating Committee met one time during the fiscal year ended December 31, 2021.

In considering candidates for the Board of Directors, the Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee. However, the Nominating Committee believes that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board of Directors matters, and no conflict of interest that would interfere with performance as a director. In the case of current directors being considered

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for nomination, the Nominating Committee also takes into account the director’s history of attendance at meetings of the Board of Directors or its committees, the director’s tenure as a member of the Board of Directors, and the director’s preparation for and participation in such meetings.
Stockholders who wish to suggest qualified candidates should write to the Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a candidate for election at an Annual Meeting of Stockholders must otherwise comply with our Bylaws regarding stockholder proposals and nominations. See “Deadline for Stockholder Proposals” contained herein.
Diversity Considerations in Identifying Director Nominees
We do not have a formal diversity policy or set of guidelines in selecting and appointing directors that comprise our Board of Directors. However, when making recommendations to our Board of Directors regarding the size and composition of our Board of Directors, our Nominating Committee does consider each individual director’s qualifications, skills, business experience and capacity to serve as a director and the diversity of these attributes for the Board of Directors as a whole.
Board of Directors Diversity Matrix
Board Diversity Matrix (As of July 25, 2022)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

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Report of the Audit Committee of the Board of Directors(1)
The Audit Committee submits the following report for the year ended December 31, 2021:
The Audit Committee has reviewed and discussed with both management and the independent registered public accounting firm the audited consolidated financial statements as of and for the year ended December 31, 2021. The Audit Committee’s review included discussion with the auditors of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.
The Audit Committee has received the written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors matters relating to the auditors’ independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the United States Securities and Exchange Commission (the “SEC”).
Submitted by the Audit Committee,
/s/ Gregg A. Lapointe (Committee Chair)
/s/ Diane L. Parks
/s/ Robert J. Rubin

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Risk Oversight
The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board of Directors regularly reviews information regarding our strategy, finances and operations, as well as the risks associated with each. The Audit Committee is responsible for oversight of our risks relating to accounting matters, financial reporting, internal controls and legal and regulatory compliance. The Audit Committee undertakes, at least annually, a review to evaluate these risks. The members then meet with management responsible for such area, including our Chief Financial Officer, and report to the Audit Committee on any matters identified during such discussions with management. In addition, the Compensation Committee considers risks related to the attraction and retention of talent as well as risks relating to the design of compensation programs and arrangements. In addition, the Nominating Committee manages risks associated with the independence of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. The full Board of Directors considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their respective areas of responsibility.

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Proposal 2: Amendment to our Certificate of Incorporation to Increase the Number of Authorized Shares
Recommendation of the Board of Directors	The Board of Directors recommends that you vote “FOR” the approval of the amendment to our Second Amended and Restated Certificate of Incorporation.
General
Our Certificate of Incorporation currently provides for 75,000,000 shares of authorized Common Stock. Our Board of Directors has adopted a resolution to amend our Certificate of Incorporation to increase the authorized number of shares of Common Stock to 125,000,000, subject to stockholder approval of the amendment. No changes will be made to the number of authorized shares of our preferred stock.
The proposed amendment to our Certificate of Incorporation will be affected by amending the introductory paragraphs of Article IV thereof to read in full as follows:
“The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is one hundred twenty five million three hundred fifty thousand (125,350,000) shares, of which (a) one hundred twenty five million (125,000,000) shares, of par value of  $.001 per share, shall be of a class designated “Common Stock,” (b) two hundred thirty thousand (230,000) shares, of a par value of  $.001 per share, shall be of a class designated “Preferred Stock,” (c) ten thousand (10,000) shares, of a par value of  $.05 per share, shall be of a class designated “Series B Convertible Preferred Stock,” ten thousand (10,000) shares, of a par value of  $.05 per share, shall be of a class designated “Series C Convertible Preferred Stock,” and (d) one hundred thousand (100,000) shares, of a par value of  $.001 per share, shall be designated “Series A Junior Participating Preferred Stock.”
The designations, powers, preferences, privileges, and relative, participating, option, or other special rights and qualifications, limitations, or restrictions of the above classes of capital stock shall be as follows:”
A copy of the proposed amendment to our Certificate of Incorporation is set forth in Annex A attached hereto.
Purpose of Amendment
Our Board of Directors believes that the proposed increase in the number of shares available for issuance under our Certificate of Incorporation is required to continue to operate our business efficiently and as we begin to increase headcount in preparing for U.S, commercialization of HyBryte™ in the treatment of cutaneous T-cell lymphoma (“CTCL”). When practical, we may attempt to fund our late-stage clinical trials and other business development activities through the issuance of shares, which we believe may be less dilutive to stockholders than funding these activities from the proceeds of typical equity financings. In addition, as we build towards a commercial launch of HyBryte™ in the U.S., the use of equity awards in the form of stock options as a component of employee compensation will be important to attract quality personnel that give us the highest probability of continued success. Currently, the Company is limited to 27,255,553 shares of Common Stock available, the details from which this number is derived are provided below.
As of July 25, 2022, we had 43,050,245 shares of Common Stock outstanding. In addition, as of such date, 59,872 shares were reserved for issuance upon exercise of outstanding warrants, 2,195,306 shares were reserved for issuance upon exercise of presently outstanding options under our 2005 Equity Incentive Plan and options granted under the 2015 Plan and 2,439,024 shares were reserved for our convertible debt facility with Pontifax Medison Debt Financing
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(“Pontifax”). Based upon the foregoing number of outstanding and reserved shares of Common Stock, we have 27,255,553 shares remaining available for other purposes. We have zero shares available for future option grants under the 2015 Plan and the 2005 Equity Incentive Plan.
The proposed increase in the number of shares available for issuance under our Certificate of Incorporation is intended to provide the Board of Directors with authority, without further action of the stockholders, to issue the additional shares of Common Stock, from time to time in such amounts as the Board of Directors deems necessary. Without limitation of the foregoing, the additional shares may be issued in connection with (1) the achievement of clinical development milestones under license or purchase agreements, (2) strategic partnering and/or acquisition transactions involving the issuance of our securities as well as to meet long-term corporate objectives, (3) capital raising transactions through the sale of Common Stock and/or securities convertible into or exercisable for Common Stock in the private and/or public equity markets to support a higher level of growth, respond to competitive pressures, develop new products and services and support new strategic partnership expenditures, and (4) new hires for growth as we move towards commercialization.
Further, on September 3, 2014, we entered into an asset purchase agreement with Hy Biopharma, Inc. (“Hy Biopharma”), pursuant to which we purchased certain assets, properties and rights related to the development of Hy Biopharma’s synthetic hypericin product candidate for the treatment of CTCL, which we refer to as HyBryte™ (SGX301), from Hy Biopharma. Pursuant to the purchase agreement, we are required to issue up to $5 million worth of Common Stock (subject to a cap equal to 19.99% of issued and outstanding Common Stock) upon attainment of a specified milestone. The number of shares that we may issue under the purchase agreement will fluctuate based on the market price of our Common Stock.
The milestone payment will be payable if HyBryte™ is approved for the treatment of CTCL by either the U.S. Food and Drug Administration (the “FDA”) or the European Medicines Agency. We previously announced positive top-line results when the HyBryte™ pivotal Phase 3 FLASH study achieved statistical significance (p=0.04) in its primary endpoint, reducing lesion size over the first 6 weeks, with the treatment response further improving over successive 6-week treatment cycles. This response rate continued to significantly increase to 49% through 18 weeks of treatment (p<0.0001 versus patients with 6-week hypericin or placebo treatment). Throughout the study, HyBryte™ was safe and well-tolerated. Importantly, HyBryte™ was observed to perform similarly against both patch and thicker plaque lesions characteristic of CTCL. The results from the successful Phase 3 FLASH study have been recently published in the Journal of the American Medical Association (JAMA) Dermatology. The Company will be submitting a new drug application to the FDA for marketing approval in the 2nd half of 2022, and is preparing for commercial launch of HyBryte™ in the U.S.
In December 2020, we entered into a $20 million convertible debt financing agreement with Pontifax, the healthcare-dedicated venture and debt fund of the Pontifax life science funds. Under the terms of the agreement, we had access to up to $20.0 million in convertible debt financing in three tranches, which will mature on June 15, 2025 and have an interest only period for the first two years with an interest rate of 8.47% on borrowed amounts and an interest rate of 1% on amounts available but not borrowed as an unused line of credit fee. The agreement is secured by a lien covering substantially all of our assets, other than intellectual property. Upon the closing of this transaction, we accessed the first tranche of  $10 million, had the option to draw the second tranche of  $5 million at any time during the initial 12 months of the loan and the third tranche of  $5 million upon filing of the HyBryte™ NDA, subject to certain conditions. We elected to let both the second and third tranches expire as of December 15, 2021 and March 15, 2022, respectively. Pontifax may elect to convert the outstanding loan drawn into shares of Common Stock at any time prior to repayment at a conversion price of  $4.10 per share. We also have the ability to force the conversion of the loan into shares of Common Stock at the same conversion price, subject to certain conditions. Conversion of the $10 million currently outstanding at $4.10 would require 2,439,024 shares.
If we do not have a sufficient number of shares to satisfy our obligations under the Hy Biopharma purchase agreement or the Pontifax loan agreement, we will be in breach and may be found liable for damages (including damages in excess of the value of the shares we are obligated to issue).
The need to increase the authorized shares is primarily driven by our desire to have sufficient shares available for possible merger and acquisition activities, and other corporate development objectives that may occur over the coming years. Although we currently have a sufficient number of shares to satisfy our obligations under the purchase agreement with Hy Biopharma and the loan agreement with Pontifax, without the increase of the authorized shares we would have a limited number of shares remaining. Other than the potential issuances to Hy Biopharma and Pontifax, we have no present plans to engage in such activities.

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In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of outstanding shares of Common Stock caused by the issuance of the additional shares would dilute the earnings per share (including projected future earnings per share) and book value per share of all outstanding shares of our Common Stock. If such factors were reflected in the price per share of the Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares of Common Stock could therefore have an adverse effect on the potential realizable value of a stockholder’s investment. The holders of outstanding shares of Common Stock have no preemptive rights to purchase additional shares.
The proposed increase in the authorized number of shares of Common Stock could have other effects on our stockholders. The increase could deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

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Proposal 3: Amendment to 2015 Plan
Recommendation of the Board of Directors	The Board of Directors recommends that you vote “FOR” the approval of the amendment to the 2015 Plan.
General
In 2015, the Board of Directors and stockholders adopted the 2015 Plan. The 2015 Plan constitutes a key element of our total compensation program. This plan is designed to advance our interests by providing for the grant of stock-based and other incentive awards to our employees and key non-employees.
Purpose
As a result of prior grants of stock options under the 2015 Plan, zero shares of Common Stock remained available for grant under the 2015 Plan as of July 25, 2022. The Board has unanimously adopted resolutions setting forth the proposed amendment to the 2015 Plan, declaring its advisability and directing that the proposed amendment be submitted to stockholders for their approval. If adopted by the stockholders, the amendment will become immediately effective, which we currently expect will occur on or about September 22, 2022. If approved, the total number of shares available for potential grant under the 2015 Plan will be increased by 4,000,000 shares, and the aggregate number of shares will increase from 2,000,000 to 6,000,000. Further, the amendment, if approved, will increase (a) the maximum number of shares of common stock for which stock options may be granted to any person in any calendar year, (b) the maximum benefit that will be paid to any person under performance awards in any calendar year, and (c) the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value, unless granted in lieu of cash compensation equal to such fair market value, in each case from 120,000 to 200,000 shares.
As stock options and other equity awards are a critical component to making our employee’s compensation competitive with industry standards, maintaining an adequate number of stock options and other equity awards in the plan is essential to attracting and retaining a skilled employee base during late-stage clinical development and pre-commercialization activities, where multiple development milestones that have the potential to be transformational to the Company could potentially occur before the next annual meeting of stockholders. Given such possible events, the limited number of stock options currently available and the current limit to the number of shares for which stock options and other awards may be granted under the 2015 Plan have the potential to put the company at a significant disadvantage, if successful in achieving key milestones.
Summary of the 2015 Plan
The following summary of the material features of the 2015 Plan is qualified in its entirety by the full text of the 2015 Plan that appears as Annex A to this proxy statement, as proposed to be amended. All references to the “Code” are to the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. This summary includes the proposed increase in the number of shares of Common Stock available for the grant under the 2015 Plan.
The 2015 Plan became effective on June 18, 2015 and will terminate on the date of the annual meeting of the Board of Directors immediately following the tenth (10th) anniversary of the Board of Director’s adoption of the plan. The 2015 Plan is administered by the Compensation Committee of the Board of Directors.
The 2015 Plan provides for the grant of stock options (both non-statutory options or “NSOs” and, in the case of employees, incentive stock options or “ISOs”), restricted stock, deferred stock and unrestricted stock. Unless otherwise determined by the Compensation Committee, awards may not be transferred except by will or by the laws of descent and distribution.
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Number of Shares
A maximum of 6,000,000 shares of Common Stock may be delivered in satisfaction of awards made under the 2015 Plan, assuming the proposed increase in the number of shares of Common Stock available for grant under the 2015 Plan is approved. The maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs, and the maximum number of shares of Common Stock that may be issued pursuant to the exercise of NSOs, will each be 6,000,000, as increased from time to time pursuant to the 2015 Plan. The maximum number of shares of Common Stock for which stock options may be granted to any person in any calendar year will be 200,000. The maximum benefit that will be paid to any person under performance awards in any calendar year will be 200,000 shares. In the event of a stock dividend, stock split or other change in our capital structure, or a distribution to stockholders other than normal cash dividends, the Compensation Committee will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to and available for awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Compensation Committee may also make similar adjustments in response to any other event, as the Compensation Committee deems appropriate, to avoid distortion in the operation of the 2015 Plan. Any such adjustment shall, to the extent applicable, comply with Section 409A of the Code.
The share limitations described above are in addition to the limitation on the number of shares available for awards under the 2015 Plan.
The maximum number of shares that may be issued under the proposed amendment to the 2015 Plan represents approximately 13.94% of the total number of shares of Common Stock outstanding on July 25, 2022. Approximately 98,147 shares in the aggregate remain issuable in connection with outstanding awards under our 2005 Equity Incentive Plan. The total number of shares issuable under the 2005 Equity Incentive Plan, combined with the 6,000,000 shares issuable under the proposed amendment to the 2015 Plan, represent approximately 14.17% of our outstanding shares on July 25, 2022.
Administration of 2015 Plan
The 2015 Plan is administered by a committee of the Board of Directors, currently the Compensation Committee. Members of the Compensation Committee are required to satisfy applicable requirements for independence. The Compensation Committee will have full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. The Compensation Committee will determine any questions that may arise regarding the interpretation and application of the provisions of the 2015 Plan and to make, administer and interpret such rules and regulations as it deems necessary or advisable. The Compensation Committee’s determinations are conclusive and bind all parties.
Eligibility
Participation in the 2015 Plan is limited to our employees and to key non-employees (other persons or entities including consultants and non-Employee directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our success).
Stock Options
Each stock option awarded under the 2015 Plan will be a NSO unless expressly designated as an ISO at the time of the grant. The exercise price of stock options granted under the 2015 Plan will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of the Common Stock subject to the option, determined at the time the option is granted unless otherwise required by the Code with respect to an ISO. The term of any option granted under the 2015 Plan may not exceed ten years. Options will be exercisable at such time or times and on such conditions as the Compensation Committee specifies. Notwithstanding the foregoing, to the extent that any NSO is granted at an exercise price less than 100% of the fair market value of the Common Stock subject to the option, the requirements of Section 409A of the Code shall be satisfied as set forth in more particularity in the Individual Stock Option Agreement.

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Our Board of Directors and officers hold stock options to purchase an aggregate of up to 1,603,225 shares of Common Stock at a weighted average exercise price of  $2.31 per share. The total number of shares issuable upon exercise of these outstanding stock options represents approximately 3.72% of the total number of shares of Common Stock outstanding on July 25, 2022.
Restricted Stock Awards; Unrestricted Stock; Deferred Stock
The 2015 Plan provides for awards of nontransferable shares of Common Stock which may be subject to repurchase or forfeiture as set forth in more particularity in the Individual Restricted Stock Agreement. The Compensation Committee may, at the time any other award is granted, provide that any or all the Common Stock delivered pursuant to an award will be restricted Common Stock. The 2015 Plan also provides for awards of unrestricted stock, but restricts the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value, unless granted in lieu of cash compensation equal to such fair market value, to 200,000 shares. The 2015 Plan provides for deferred grants entitling the recipient to receive Common Stock upon the satisfaction of conditions determined by the Compensation Committee in its discretion. To the extent required, all such awards shall comply with the requirements of Section 409A of the Code.
Performance Awards
Any award under the 2015 Plan may be made subject to the satisfaction of performance criteria specified by the Compensation Committee. In the case of performance awards intended to qualify for exemption under Section 162(m) of the Code, the Compensation Committee will use objectively determinable measures of performance in accordance with Section 162(m) that are based on any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. Any performance criterion based on performance over time will be determined by reference to a period of at least one year. The Compensation Committee will determine whether the performance criteria that have been chosen for a particular performance award have been met. Notwithstanding the foregoing, to the extent that any award under the 2015 Plan may be subject to Section 409A of the Code and subject to the satisfaction of performance criteria specified by the Compensation Committee, such performance parameters shall specifically comply with Section 409A of the Code in addition to such criteria necessary to qualify for exemption under Section 162(m) of the Code.
Termination of Affiliation with Company: Effect on Stock Options
Except as otherwise determined by the Compensation Committee, if a participant in the 2015 Plan dies, any ISO or NSO granted at fair market value owned by the participant will, to the extent exercisable on the date of death, remain exercisable for a one-year period, provided that no such option will be exercisable beyond the end of its original term. In addition, and except as otherwise determined by the Compensation Committee, if a participant’s affiliation with the Company ends because of the participant’s total and permanent disability, then any ISOs and NSOs granted at fair market value held by the participant that were exercisable at the time of disability may be exercised by the participant at any time in accordance with the original terms of the options. Finally, and except as otherwise determined by the Compensation Committee, if a participant’s employment (or other applicable affiliation with us) terminates for any reason other than death or disability, ISOs and NSOs granted at fair market value that were exercisable at the time the participant ceased to be affiliated with us will remain exercisable for three months, provided that (i) under no circumstances will any option be extended beyond its original term; and (ii) in the case of termination of the participant for cause, the Compensation Committee may elect to terminate any options immediately. In all cases, ISOs and NSOs granted at fair market value that are not exercisable on the date of termination will terminate on that date. With respect to any NSO granted at less than fair market value, the treatment of the option upon a termination of affiliation with us shall be set forth in the Individual Stock Option Agreement as determined by the Compensation Committee.

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Termination of Affiliation with the Company: Effect on Restricted and Deferred Stock
Upon a termination of affiliation with us, as set forth in more particularity in the Individual Restricted and/or Deferred Stock Award Agreement and as determined by the Compensation Committee, any share of Common Stock subject to a continuing restriction may be repurchased by us. Common Stock awards, whether restricted or deferred, to which the participant did not become irrevocably entitled prior to the termination of the participant’s affiliation with us will be forfeited upon termination of affiliation.
Effect of Certain Mergers, Consolidations, Etc.
In the case of certain mergers, consolidations or similar transactions in which a majority of our stock or all or substantially all of its assets are acquired, or in the case of a dissolution or liquidation, the Compensation Committee may, in its discretion, make options immediately exercisable, remove restrictions on shares of restricted Common Stock, waive conditions on any deferred awards of Common Stock and remove any performance or other conditions on any award. In addition, the Compensation Committee may, under such circumstances, provide for replacement awards for certain participants. Notwithstanding the foregoing, to the extent applicable, any such modification and/or replacement award shall comply with the requirements of Section 409A of the Code as set forth in more particularity in the Individual Option or Stock Award Agreement.
Amendment of 2015 Plan
The Compensation Committee may amend the 2015 Plan or any outstanding award for any purpose that may at the time be permitted by law, and may at any time terminate the 2015 Plan as to any future grants of awards. The Compensation Committee may not, without the approval of our stockholders, effectuate a change to the 2015 Plan (i) for which stockholder approval is required in order for the 2015 Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code; or (ii) if the change would increase the aggregate number of shares of Common Stock that may be delivered under the 2015 Plan, or change the class of persons or entities that qualify as participants under the 2015 Plan. Specifically, and in addition to the foregoing, the 2015 Plan may be amended, to the extent necessary, to comply with regulatory and legislative requirements, including but not limited to Section 409A of the Code.
Federal Income Tax Consequences
The following discussion summarizes certain federal income tax consequences under the Code of the issuance and receipt of options under the 2015 Plan.
Incentive Stock Options
In general, an optionee realizes no taxable income upon the grant or exercise of an ISO, although the exercise of an ISO may result in an alternative minimum tax liability. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (with a corresponding deduction available to us) generally equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is generally treated as a capital gain for which we are not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent sale is generally treated as a long-term capital gain or loss for which we are not entitled to a deduction.
Non-statutory Options
In general, in the case of a NSO granted at fair market value, the optionee has no taxable income at the time of grant but realizes ordinary income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to us; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which we are not entitled to a deduction. The ordinary income recognized on exercise shall be subject to applicable withholding and employment taxes.

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In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a NSO. ISOs are also treated as non-statutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of  $100,000.
In general, in the case of a NSO granted at less than fair market value, the optionee will have taxable income at the time that the option is no longer subject to a substantial risk of forfeiture (and subject to applicable withholding and employment taxes), which is generally upon vesting. The optionee generally will recognize additional ordinary income on exercise equal to the amount the fair market value of the underlying stock increases, if any, from the date the substantial risk of forfeiture lapses to the date of exercise. Such ordinary income will be subject to applicable withholding and employment taxes. NSOs granted at less than fair market value are subject to the requirements of Section 409A of the Code and, as such, the Individual Stock Option Agreement will contain such terms and conditions as are required under said Section 409A including without limitation provisions applicable to the vesting and exercise of such NSOs.
The foregoing summary assumes that stock options are exercised for substantially vested stock. Where a stock option is exercised for Restricted Stock, as is permitted by the 2015 Plan, the tax treatment will differ from the treatment summarized above. In general, a participant who exercises a NSO for Restricted Stock will have income taxable at ordinary income rates only when the stock vests, in an amount equal to the fair market value of the stock at time of vesting less the exercise price. However, the participant may make a special election to have the income measured and taken into account, instead, at time of exercise. In either case, a corresponding deduction will be available to us. In the case of a participant who exercises an ISO for Restricted Stock, the determination of  “alternative minimum taxable income” (relevant in determining whether an alternative minimum tax must be paid) will follow rules similar to the rules for determining ordinary income in the case of the exercise of a NSO. For federal income tax purposes, the exercise of an ISO for Restricted Stock will be treated the same as the exercise of an ISO for substantially vested stock, provided that the shares are held for the requisite one-year and two-year holding periods described above. It is unclear how an earlier disposition of the shares would affect the measurement of a participant’s ordinary income in the case of an ISO exercised for Restricted Stock.
Specific provisions regarding the impact of a change in control of the Company on any award granted under the 2015 Plan will, to the extent necessary, comply with the requirements of Section 409A of the Code and as set forth in more particularity in the Individual Option and/or Stock Award Agreement.
The Code also limits to $1 million the deduction we may claim for compensation paid annually to any of our top five officers, subject to a number of exceptions. The deduction limitation rules provide an exemption for compensation attributable to the exercise of non-discounted stock options that satisfy certain requirements. Stock options awarded under the 2015 Plan are intended to qualify for this exemption.
Stock Awards
Persons receiving Common Stock pursuant to an Award generally will recognize compensation income equal to the fair market value of the shares received, reduced by any purchase price paid. Such compensation income will be taxed at ordinary income rates and subject to applicable withholdings and employment taxes. We generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes compensation income. When such Common Stock is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale and the seller’s adjusted tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the seller as compensation income). Special rules apply if the Common Stock acquired pursuant to an Award is subject to vesting, or is subject to restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders. Deferred Stock issued pursuant to an Award may also be subject to special rules. In addition, any award issued pursuant to the 2015 Plan, except ISOs and NSOs granted at fair market value, may be subject to the requirements of Section 409A of the Code and accordingly, subject to special rules.
Statutory Requirements and the Subsequent Amendment
The 2015 Plan and the grant of any award thereunder is intended, to the extent applicable, to constitute good faith compliance with the requirements of the American Jobs Creation Act, specifically with respect to the definition of deferred compensation and the provisions of Section 409A of the Code. To the extent required by guidance to be issued

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subsequent to this filing, whether statutory or regulatory, the Company will make such amendments and/or modifications as are necessary to maintain compliance with the provisions and requirements of said Section 409A.
New Plan Benefits
The table below sets forth the number of shares of Common Stock underlying options that have been granted under the 2015 Plan to our current executive officers, other employees and non-executive directors.
2015 Equity Compensation Plan
Name and Position	Number of Shares of Common Stock Underlying Options Granted (#)
Christopher J. Schaber Chief Executive Officer, President and Director	554,000(1)
Jonathan Guarino Chief Financial Officer and Senior Vice President	140,000(2)
Oreola Donini Chief Scientific Officer and Senior Vice President	302,000
Richard Straube Chief Medical Officer and Senior Vice President	212,000
Current Executive Officers, as a group (4 persons)*	1,208,000
Current Non-Executive Directors, as a group (4 persons)	427,446
Non-Executive Officers and Employees, as a group (13 persons)	386,619

(1)
Includes 47,315 shares of Common Stock issuable upon exercise of options issued to Dr. Schaber subject to stockholder approval of the amendment to the 2015 Plan at the Annual Meeting.

(2)
Includes 50,000 shares of Common Stock issuable upon exercise of options issued to Mr. Guarino subject to stockholder approval of the amendment to the 2015 Plan at the Annual Meeting.

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Proposal 4: Advisory Vote On Executive Compensation
Recommendation of the Board of Directors	The Board of Directors recommends that you vote “FOR” the executive compensation as described in this Proxy Statement.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires companies that are subject to the SEC’s proxy rules and regulations to hold a stockholder vote to approve, on an advisory (non-binding) basis, the compensation of their named executive officers as disclosed in their proxy statements in accordance with the SEC’s rules.
As described under the heading “Executive Compensation,” our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our executive officers are rewarded for the achievement of annual, long-term and strategic goals, and corporate goals. Please read the “Executive Compensation” section beginning on page 35 for additional details about our executive compensation programs, including information about the fiscal year 2021 compensation of our Chief Executive Officer and each of the three other most highly compensated executive officers during 2021 who were serving as executive officers at the end of such year (collectively, the “Named Executive Officers”).
The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. The Compensation Committee believes the Company’s executive compensation programs have been effective at incentivizing the achievement of financial performance and returns to stockholders.
We are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the 2022 Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2021 Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition to the advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.
At the 2021 Annual Meeting of Stockholders, approximately 78% of the votes cast on the advisory vote on the executive compensation proposal were cast in favor of our Named Executive Officers’ compensation as disclosed in the proxy statement for last year’s meeting. Our Board of Directors and the Compensation Committee reviewed these final vote results and determined that, given the level of support, our Company should maintain the components of our compensation program.
We have determined that our stockholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by our stockholders at the 2020 Annual Meeting of Stockholders.
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Proposal 5: Ratification of Independent Auditors
Recommendation of the Board of Directors	The Board of Directors recommends that you vote “FOR” ratification of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2022.
The Audit Committee of the Board of Directors has appointed EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 to audit our financial statements for the year ending December 31, 2022 and to render other professional services as required, at the remuneration to be determined by the Audit Committee of the Board of Directors. A representative of EisnerAmper LLP is expected to be available at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
We are asking our stockholders to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm. Although ratification is not required by our Certificate of Incorporation, Bylaws or otherwise, the Board of Directors is submitting the selection of EisnerAmper LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.
The affirmative vote of the holders of a majority of the shares of Common Stock voted at the Annual Meeting is necessary to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Principal Accounting Fees and Services
The following table highlights the aggregate fees billed by EisnerAmper LLP during each of the two years ended December 31, 2021.
	2021	2020
Audit Fees	$167,041	$173,380
Audit-Related Fees	—	—
Tax Fees	13,520	12,250
All Other	—	—
Total	$180,561	$185,630
Audit Fees
This category includes the fees for the examination of our consolidated financial statements, review of our Annual Report on Form 10-K and the quarterly reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q, the issuance of comfort letters, provision of consents and review of other documents filed with the SEC.
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Audit-Related Fees
This category consists of services that are closely related to the financial audit process and primarily consists of review of reports filed and to be filed with the SEC and accounting advice relating thereto, and audits in connection with consummated acquisitions.
Our principal accountants did not bill us for any audit-related services during either of the two years ended December 31, 2021.
Tax Fees
This category relates to professional services for tax compliance, tax advice, and tax planning.
Other Fees
Our principal accountants did not bill us for any services or products other than as reported above during each of the two years.
Pre-Approval Policies and Procedures
Our Audit Committee has adopted a policy that requires advance approval of all audit services and permitted non-audit services to be provided by the independent auditor as required by the Exchange Act. Our Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Our Audit Committee approved all of the services described above in accordance with its pre-approval policies and procedures. The Audit Committee gives due consideration to the potential effect of non-audit services on maintaining the auditors’ independence.

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Security Ownership of Principal Stockholders and Management
The table below provides information regarding the beneficial ownership of the Common Stock as of July 25, 2022, of (1) each person or entity that we know owns beneficially 5% or more of the shares of our outstanding Common Stock, (2) each of our directors, (3) each of the Named Executive Officers, and (4) our directors and officers as a group. Except as otherwise indicated, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned **	Percent of Class
Christopher J. Schaber (1)	539,780	1.24%
Gregg A. Lapointe (2)	122,465	*
Diane L. Parks (3)	105,222	*
Robert J. Rubin (4)	119,471	*
Jerome B. Zeldis (5)	138,003	*
Jonathan Guarino (6)	87,875	*
Oreola Donini (7)	246,000	*
Richard Straube (8)	198,125	*
All directors and executive officers as a group (8 persons) (9)	1,556,940	3.5%

(1)
Includes 90,095 shares of Common Stock and options to purchase 449,685 shares of Common Stock exercisable within 60 days of July 25, 2022. The address of Dr. Schaber is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(2)
Includes 7,379 shares of Common Stock and options to purchase 115,086 shares of Common Stock exercisable within 60 days of July 25, 2022. The address of Mr. Lapointe is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(3)
Includes 14,940 shares of Common Stock and options to purchase 90,282 shares of Common Stock exercisable within 60 days of July 25, 2022. The address of Ms. Parks is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(4)
Includes 4,385 shares of Common Stock and options to purchase 115,086 shares of Common Stock exercisable within 60 days of July 25, 2022. The address of Dr. Rubin is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(5)
Includes 22,917 shares of Common Stock and options to purchase 115,086 shares of Common Stock exercisable within 60 days of July 25, 2022. The address of Dr. Zeldis is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(6)
Includes 11,000 shares of Common Stock and options to purchase 76,875 shares of Common Stock exercisable within 60 days of July 25, 2022. The address of Mr. Guarino is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(7)
Includes options to purchase 246,000 shares of Common Stock exercisable within 60 days of July 25, 2022. The address of Dr. Donini is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(8)
Includes 8,000 shares of Common Stock and options to purchase 190,125 shares of Common Stock exercisable within 60 days of July 25, 2022. The address of Dr. Straube is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

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(9)
Includes 158,716 shares of Common Stock and options to purchase 1,398,225 shares of Common Stock exercisable within 60 days of July 25, 2022.

*
Indicates less than 1%.

**
Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of July 25, 2022 are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Percentage of ownership is based on 43,050,245 shares of Common Stock outstanding as of July 25, 2022.

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Equity Compensation Plan Information
In December 2005, our Board of Directors approved the 2005 Equity Incentive Plan, which was approved by stockholders on December 29, 2005. The maximum number of shares of our Common Stock available for issuance under the 2005 Equity Incentive Plan is 300,000 shares. In April 2015, our Board of Directors approved the 2015 Plan, which was approved by stockholders on June 18, 2015. The maximum number of shares of our Common Stock available for issuance under the 2015 Plan is 2,000,000 shares.
The following table sets forth certain information, as of December 31, 2021, with respect to the following compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:
•
all compensation plans previously approved by our security holders; and

•
all compensation plans not previously approved by our security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	2,115,825	$2.48	—
Equity compensation plans not approved by security holders	—	—	—
Total	2,115,825	$2.48	—

(1)
Includes our 2005 Equity Incentive Plan and our 2015 Plan. Our 2005 Equity Incentive Plan expired in 2015 and thus no securities remain available for future issuance under that plan.

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Executive Officers
The table below contains information regarding our executive officers. The ages of individuals are provided as of July 25, 2022:
Name	Age	Position
Christopher J. Schaber, PhD(1)	55	Chairman of the Board, Chief Executive Officer and President
Jonathan Guarino, CPA, CGMA	50	Chief Financial Officer, Senior Vice President and Corporate Secretary
Oreola Donini, PhD	50	Chief Scientific Officer and Senior Vice President
Richard Straube, MD	70	Chief Medical Officer and Senior Vice President

(1)
For biographical information regarding Dr. Schaber, see “Proposal 1 — Election of Directors.”

Jonathan Guarino, CPA, CGMA
Age 50
Biography
Jonathan Guarino, CPA, CGMA has been with our company since September 2019 and is currently our Senior Vice President and Chief Financial Officer. Mr. Guarino has had significant experience with both development-stage and commercial companies. From September 2016 to July 2019, he served as Corporate Controller for Hepion Pharmaceuticals, Inc. (formerly ContraVir Pharmaceuticals, Inc.), a New Jersey-based public biotechnology company, where he contributed to the establishment of the financial infrastructure, as well as assisted with capital fund-raising and debt financings. He worked as Controller for Suite K Value Added Services LLC from August 2015 to September 2016 and as a senior manager of technical accounting for Covance, Inc., from June 2014 to May 2015. Prior to these positions, he held accounting and finance positions of increasing importance with several companies, including PricewaterhouseCoopers LLP, BlackRock, Inc. and Barnes & Noble, Inc. Mr. Guarino is a CPA (certified public accountant) and CGMA (chartered global management accountant), who received his BS in Business from Montclair State University.

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Oreola Donini, PhD
Age 50
Biography
Oreola Donini, PhD, has been with our company since August 2013 and is currently our Senior Vice President and Chief Scientific Officer, a position she has held since December 2014. Dr. Donini served as our Vice President of Preclinical Research and Development from August 2013 until December 2014. She has more than 20 years’ experience in drug discovery and preclinical development with start-up biotechnology companies. From 2012 to 2013, Dr. Donini worked with ESSA Pharma Inc. as Vice President Research and Development. From 2004 to 2013, Dr. Donini worked with Inimex Pharmaceuticals Inc. (“Inimex”), lastly as Senior Director of Preclinical R&D from 2007 to 2013. Prior to joining Inimex, she worked with Kinetek Pharmaceuticals Inc., developing therapies for infectious disease, cancer and cancer supportive care. Dr. Donini is a co-inventor and leader of our SGX94 innate defense regulator technology, developed by Inimex and subsequently acquired by us. She was responsible for overseeing the manufacturing and preclinical testing of SGX94, which demonstrated efficacy in combating bacterial infections and mitigating the effects of tissue damage due to trauma, infection, radiation and/or chemotherapy treatment. These preclinical studies resulted in a successful Phase 1 clinical study and clearance of Phase 2 protocols for oral mucositis in head and neck cancer and acute bacterial skin and skin structure infections. While with ESSA Pharma Inc. as the Vice President of Research and Development, Dr. Donini led the preclinical testing of a novel N-terminal domain inhibitor of the androgen receptor for the treatment of prostate cancer. While with Kinetek Pharmaceuticals Inc., her work related to the discovery of novel kinase and phosphatase inhibitors for the treatment of cancer. Dr. Donini received her PhD from Queen’s University in Kinston, Ontario, Canada and completed her post-doctoral work at the University of California, San Francisco. Her research has spanned drug discovery, preclinical development, manufacturing and clinical development in infectious disease, cancer and cancer supportive care.

Richard Straube, MD
Age 70
Biography
Richard Straube, MD has been with our company since January 2014 and is currently our Senior Vice President and Chief Medical Officer. Dr. Straube is a board-certified pediatrician with 36 years’ experience in both academia and industry, including clinical research experience in host-response modulation. From 2009 until joining our company, he was Chief Medical Officer of Stealth Peptides Incorporated, a privately-held, clinical stage, biopharmaceutical company. Prior to joining us, Dr. Straube served from 1988 to 1993 in various capacities, including most recently as Senior Director, Infectious Diseases and Immunology, Clinical Research, for Centocor, Inc., a privately-held biopharmaceutical company focused on developing monoclonal antibody-based diagnostics. While at Centocor, Inc., Dr. Straube was responsible for the initial anti-cytokine and anti-endotoxin programs targeted at ameliorating inappropriate host responses to infectious and immunologic challenges. Programs that he managed at Centocor, Inc. include assessments of immunomodulation using monoclonal removal of inciting molecular triggers, removal of internal immune-messengers, augmentation of normal host defenses, and maintenance of normal sub-cellular function in the face of injury. From 1993 to 1995, Dr. Straube was Director of Medical Affairs at T-cell Sciences, Inc., a privately-held biotechnology company. From 1995 to 1997, he was Director of Clinical Investigations of the Pharmaceutical Products Division of Ohmeda Corp., a privately-held biopharmaceutical company. He served from 1998 to 2007 as Executive Vice President of Research and Development and Chief Scientific Officer at INO Therapeutics LLC, a privately-held biotherapeutics company, where he was responsible for the clinical trials and subsequent approval of inhaled nitric oxide for the treatment of persistent pulmonary hypertension of the newborn. From 2007 to 2009, Dr. Straube was the Chief Medical Officer at Critical Biologics Corporation, a privately-held biotechnology company. Dr. Straube received his medical degree and residency training at the University of Chicago, completed a joint adult and pediatrician infectious diseases fellowship at the University of California, San Diego (“UCSD”), and as a Milbank Scholar completed training in clinical trial design at the London School of Hygiene and Tropical Medicine. While on the faculty at the UCSD Medical Center, his research focused on interventional studies for serious viral infections.

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Executive Compensation
Overview of 2021 Executive Compensation Program
The table below summarizes the elements of the Company’s 2021 executive compensation program and the objectives served by each element. We used multiple metrics in our 2021 compensation program to provide a more complete view of performance, which we intended to capture key business objectives.
Type	Component	Objective
Fixed Compensation	Base Salary	• Provide a competitive fixed payment to the executive for service to our Company, set at a level that allows us to attract and retain top talent.
	Benefits & Perquisites	• Provide benefits that are competitive and enable us to attract and retain top executive talent.
Performance-Based Compensation	Long-Term Incentive Awards
•
Align the compensation of executives with the financial and operational performance of our Company and the value delivered to stockholders over the longer term.

•
Reward for increases in stock price over the longer term.

•
Provide strong retention value to executives in the service of our Company over the longer term and keep executives focused on the delivery of financial and operational performance and increases in stockholder value.

	Annual Cash Incentive Awards	• Align the compensation of executives with the annual financial and operational performance of our Company and its achievement of annual objectives.
Executive Compensation Review
In 2018, in furtherance of our compensation philosophy and objectives, the Compensation Committee engaged Setren Smallberg & Associates (“SS&A”), an outside executive compensation consulting firm determined to be independent by the Compensation Committee, to conduct a review of, and recommend changes to, our compensation program for our executive officers. A representative of SS&A attended Compensation Committee meetings at the invitation of the Compensation Committee Chairman and was also in direct contact with the Compensation Committee and our management from time to time. SS&A provided the Compensation Committee with assistance and advice in the review of our salary structure, annual and equity incentive awards and other related executive pay issues. In addition, SS&A provided advice regarding marketplace trends and best practices relating to competitive pay levels.
SS&A did not provide any services to us other than its services as the Compensation Committee’s independent compensation consultant, and SS&A did not receive any fees or compensation from us other than the fee it received as the independent compensation consultant. SS&A did not provide any services to us in 2020 or 2021. The Compensation Committee confirmed that SS&A’s work for the Compensation Committee did not create any conflicts of interest.

34	|	2022 Proxy Statement

Summary Compensation
The following table contains information concerning the compensation paid during each of the two years ended December 31, 2021 and 2020, respectively to our Named Executive Officers.
Name	Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Christopher J. Schaber(1) CEO & President	2021	$484,948	$96,990	$75,951	$29,520	$687,409
	2020	$475,439	$306,499	$133,466	$28,365	$943,769
Jonathan Guarino(2) CFO & Senior VP	2021	$224,400	$38,372	$3,893	$29,520	$296,185
	2020	$220,000	$45,788	$55,707	$28,296	$349,791
Oreola Donini(3) CSO & Senior VP	2021	$286,092	$53,678	$33,296	$4,783	$377,849
	2020	$248,745	$127,611	$97,486	$4,107	$477,949
Richard Straube(4) CMO & Senior VP	2021	$176,868	$29,183	$19,027	$—	$225,078
	2020	$173,400	$121,108	$55,707	$—	$350,215

(1)
Dr. Schaber deferred the payment of his 2021 bonus of  $96,990 until January 15, 2022. Option awards figure includes the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by us.

(2)
Mr. Guarino deferred the payment of his 2021 bonus of  $38,372 until January 15, 2022. Option awards figure includes the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by us.

(3)
Dr. Donini deferred the payment of her 2021 bonus of  $53,678 until January 15, 2022. Option awards figure includes the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by us.

(4)
Dr. Straube deferred the payment of his 2021 bonus of  $29,183 until January 15, 2022. Option awards figure includes the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by us.

Employment and Severance Agreements
Christopher J. Schaber, PhD
In August 2006, we entered into a three-year employment agreement with Christopher J. Schaber, PhD. Pursuant to this employment agreement we agreed to pay Dr. Schaber a base salary of  $300,000 per year and a minimum annual bonus of $100,000. Dr. Schaber’s employment agreement automatically renews every three years, unless otherwise terminated, and last was automatically renewed in December 2019 for an additional term of three years. We agreed to issue him options to purchase 12,500 shares of our Common Stock, with one third immediately vesting and the remainder vesting over three years. Upon termination without “Just Cause” as defined by this agreement, we would pay Dr. Schaber nine months of severance, as well as any accrued bonuses, accrued vacation, and we would provide health insurance and life insurance benefits for Dr. Schaber and his dependents. No unvested options shall vest beyond the termination date. Dr. Schaber’s monetary compensation (base salary of  $300,000 and bonus of  $100,000) remained unchanged from 2006 with the 2007 renewal. Upon a change in control of the company due to merger or acquisition, all of Dr. Schaber’s options shall become fully vested, and be exercisable for a period of five years after such change in control (unless they would have expired sooner pursuant to their terms). In the event of his death during the term of the agreement, all of his unvested options shall immediately vest and remain exercisable for the remainder of their term and become the property of Dr. Schaber’s immediate family.
In January 2020, our Board of Directors authorized an amendment to Dr. Schaber’s employment agreement to increase the number of shares of Common Stock from 5,000 to 500,000, issuable to Dr. Schaber immediately prior to the completion of a transaction or series or a combination of related transactions negotiated by our Board of Directors whereby, directly or indirectly, a majority of our capital stock or a majority of our assets are transferred from us and/or our stockholders to a third party.

2022 Proxy Statement	|	35

In December 2020, our Board of Directors authorized an amendment to Dr. Schaber’s employment agreement to modify the severance terms. Upon termination without “Just Cause” as defined by this agreement, we would pay Dr. Schaber twelve months of severance, as well as a pro rata bonus calculated by the average of his prior two year’s annual bonuses, if any, and based on the number of months that he was employed during the year in which his employment was terminated; however, in the case of termination without “Just Cause” within one year following a change in control or the sale or other disposition of all or substantially all of our assets Dr. Schaber will be entitled 18 months of severance and health insurance and life insurance benefits for him and his dependents.
On June 22, 2011, the Compensation Committee eliminated his fixed minimum annual bonus payable and revised it to an annual targeted bonus of 40% of his annual base salary. On December 12, 2019, the Compensation Committee approved an increase in salary for Dr. Schaber to $475,439. On December 10, 2020, the Compensation Committee approved an increase in salary for Dr. Schaber to $484,948. On December 10, 2021, the Compensation Committee approved an increase in salary for Dr. Schaber to $499,496.
Oreola Donini, PhD
In July 2013, we entered into a one-year employment agreement with Oreola Donini, PhD, our Vice President Preclinical Research & Development. Pursuant to the agreement, we agreed to pay Dr. Donini $170,000 (CAD) per year and a targeted annual bonus of 20% of base salary. We also issued her options to purchase 40,000 shares of our Common Stock with one-quarter immediately vesting and the remainder vesting over three years. Dr. Donini’s employment agreement automatically renews each year, unless otherwise terminated, and has automatically renewed each year since execution. Upon termination without “Just Cause”, as defined in Dr. Donini’s employment agreement, we would pay Dr. Donini three months of severance, accrued bonuses and vacation, and health insurance benefits. No unvested options vest beyond the termination date. In December 2014, Dr. Donini was named Chief Scientific Officer and Senior Vice President. Upon Dr. Donini’s promotion to Chief Scientific Officer, the Compensation Committee increased her targeted bonus to 30% of her annual base salary. On December 12, 2019, the Compensation Committee approved an increase in salary for Dr. Donini to $248,745. On December 10, 2020, the Compensation Committee approved an increase in salary for Dr. Donini to $260,000. On December 10, 2021, the Compensation Committee approved an increase in salary for Dr. Donini to $280,800.
Jonathan Guarino, CPA, CGMA
On September 9, 2019, we entered into a one-year employment agreement with Jonathan Guarino, CPA, CGMA, our Senior Vice President and Chief Financial Officer. Pursuant to the agreement, we agreed to pay Mr. Guarino $220,000 per year and a targeted annual bonus of 30% of base salary. We also issued him options to purchase 40,000 shares of our Common Stock with one-quarter immediately vesting and the remainder vesting over three years. Mr. Guarino’s employment agreement automatically renews each year, unless otherwise terminated. Upon termination without “Just Cause”, as defined in Mr. Guarino’s employment agreement, we would pay Mr. Guarino three months of severance, accrued salary, bonuses and vacation, and health insurance benefits. No unvested options vest beyond the termination date. On December 10, 2020, the Compensation Committee approved an increase in salary for Mr. Guarino to $224,400. On December 10, 2021, the Compensation Committee approved an increase in salary for Mr. Guarino to $231,132.
Richard Straube, MD
In December 2014, we entered into a one-year employment agreement with Richard Straube, MD, our Chief Medical Officer and Senior Vice President. Pursuant to the agreement, we agreed to pay Dr. Straube $300,000 per year and a targeted annual bonus of 30% of base salary. We also issued him options to purchase 10,000 shares of our Common Stock with one-third immediately vesting and the remainder vesting over three years. On March 26, 2019, we entered into an amendment to our employment agreement with Dr. Straube. Pursuant to the amended agreement, which amendment becomes effective as of April 1, 2019, Dr. Straube will be required to devote at least 20 hours per week to the performance of his duties and we will pay him $170,000 per year. The amended employment agreement automatically renews each year, unless otherwise terminated. Upon termination without “Just Cause”, as defined in the amended employment agreement, we would pay Dr. Straube one month of severance. No unvested options vest beyond the termination date. On December 12, 2019, the Compensation Committee approved an increase in salary for Dr. Straube to $173,400. On December 10, 2020, the Compensation Committee approved an increase in salary for Dr. Straube to $176,868. On December 10, 2021, the Compensation Committee approved an increase in salary for Dr. Straube to $182,174.

36	|	2022 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table contains information concerning unexercised options, stock that has not vested, and equity incentive plan awards for the Named Executive Officers outstanding at December 31, 2021. We have never issued Stock Appreciation Rights.
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Christopher J. Schaber	13,000	—	—	$6.80	12/04/2022
	10,000	—	—	$20.10	12/04/2023
	10,000	—	—	$15.00	12/04/2024
	14,000	—	—	$11.30	12/30/2025
	60,000	—	—	$2.01	12/06/2027
	60,000	—	—	$0.97	12/12/2028
	56,250	3,750	3,750	$0.96	01/01/2029
	45,000	15,000	15,000	$1.24	12/11/2029
	41,250	18,750	18,750	$1.45	01/01/2030
	30,000	30,000	30,000	$2.34	12/09/2030
	26,250	33,750	33,750	$1.28	1/3/2031
	15,000	45,000	45,000	$0.78	12/8/2031
Jonathan Guarino	32,500	7,500	7,500	$0.97	09/08/2029
	7,500	2,500	2,500	$1.24	12/11/2029
	20,000	20,000	20,000	$2.34	12/09/2030
	2,046	6,139	6,139	$0.78	12/8/2031
Oreola Donini	4,000	—	—	$15.60	8/14/2023
	2,000	—	—	$20.10	12/4/2023
	3,000	—	—	$15.00	12/4/2024
	7,000	—	—	$11.30	12/30/2025
	20,000	—	—	$2.67	3/30/2027
	35,000	—	—	$2.01	12/06/2027
	40,000	—	—	$0.97	12/13/2028
	45,000	15,000	15,000	$1.24	12/11/2029
	35,000	35,000	35,000	$2.34	12/09/2030
	17,500	52,500	52,500	$0.78	12/8/2031
Richard Straube	10,000	—	—	$20.10	1/06/2024
	5,000	—	—	$15.00	12/04/2024
	7,000	—	—	$11.30	12/30/2025
	20,000	—	—	$2.67	3/30/2027
	35,000	—	—	$2.01	12/06/2027
	40,000	—	—	$0.97	12/13/2028
	22,500	7,500	7,500	$1.24	12/11/2029
	20,000	20,000	20,000	$2.34	12/09/2030
	10,000	30,000	30,000	$0.78	12/8/2031

2022 Proxy Statement	|	37

Compensation of Directors
The following table contains information concerning the compensation of the non-employee directors during the year ended December 31, 2021.
Name	Fees Earned Paid in Cash(1)	Option Awards(2)	Total
Gregg A. Lapointe	$60,000	$30,000	$90,000
Diane L. Parks	$47,500	$30,000	$77,500
Robert J. Rubin	$52,500	$30,000	$82,500
Jerome B. Zeldis	$50,000	$30,000	$80,000

(1)
Directors who are compensated as full-time employees receive no additional compensation for service on our Board of Directors. Each independent director who is not a full-time employee is paid $35,000 annually, on a prorated basis, for their service on our Board of Directors, the chairman of our Audit Committee is paid $15,000 annually, on a prorated basis, and the chairmen of our Compensation and Nominating Committees is paid $10,000 annually, on a prorated basis. Additionally, Audit Committee members are paid $7,500 annually and Compensation and Nominating Committee members are paid $5,000 annually. This compensation is paid quarterly.

(2)
We maintain a stock option grant program pursuant to the nonqualified stock option plan, whereby members of our Board of Directors or its committees who are not full-time employees receive an initial grant of fully vested options to purchase 15,000 shares of Common Stock. Upon re-election to the Board, each Board member will receive stock options with a value of  $30,000, calculated using the closing price of the Common Stock on the trading day prior to the date of the annual meeting of our stockholders, which vest at the rate of 25% per quarter, commencing with the first quarter after each annual meeting of stockholders.

Consideration and Determination of Executive and Director Compensation
The Compensation Committee of the Board of Directors is comprised of Dr. Rubin (Chair), Ms. Parks, and Dr. Zeldis. The Board of Directors has determined that Dr. Rubin, Ms. Parks, and Dr. Zeldis are “independent” directors within the meaning of applicable listing standards of Nasdaq and the Exchange Act and the rules and regulations thereunder.
The Compensation Committee provides overall guidance on compensation and benefits policy. In addition, the Compensation Committee approves and monitors:
•
executive compensation and benefits programs;

•
executive employment agreements; and

•
our equity incentive plans.

The primary objectives of the Compensation Committee are to ensure that our executive compensation and benefits programs:
•
are competitive with other growing companies of similar size and business;

•
are effective in driving performance to achieve financial goals and create stockholder value;

•
are cost-efficient and fair to employees, management and stockholders; and

•
are designed to attract, motivate, reward, and retain the competent and talented executives needed.

To achieve these objectives, the Compensation Committee meets at least once and usually several times during each fiscal year to review the existing compensation and benefits programs and to consider modifications that seek to provide a direct relationship between executive compensation and sustained corporate performance.

38	|	2022 Proxy Statement

The Compensation Committee makes executive compensation decisions on the basis of total remuneration and seeks to create an integrated total remuneration program structured to balance short and long-term financial goals. A significant amount of total compensation is comprised of bonus provisions which are specified in employment contracts and which are intended to align executive interest with stockholder interest.
The Compensation Committee recommends to the Board of Directors a salary within a designated range for the respective executives, which is based on merit, performance and length of service. Bonus provisions for all executives are based on increase (if any) of net incremental profit over prior year highest net profit.
Non-executive employees are granted stock options from time to time under our equity incentive plans, approved by the stockholders, also in order to motivate, reward, and retain them while meeting goals and allowing them to share in the growth.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
No member of our Compensation Committee is or has at any time during the past year been one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Transactions with Related Persons
Our Audit Committee is responsible for the review, approval and ratification of related party transactions. Our Audit Committee reviews these transactions under our Code of Ethics, which governs conflicts of interests, among other matters, and is applicable to our employees, officers and directors.
We are party to a registration rights agreement with certain stockholders. The agreement provides that the stockholders have the right to require that we register its shares under the Securities Act of 1933, as amended (the “Securities Act”) for sale to the public, subject to certain conditions. The stockholders also have piggyback registration rights, which means that, if not already registered, they have the right to include their shares in any registration that we effect under the Securities Act, subject to specified exceptions. We must pay all expenses incurred in connection with the exercise of these demand registration rights.
We are unable to estimate the dollar value of the registration rights to the holders of these rights. The amount of reimbursable expenses under the agreements depends on a number of variables, including whether registration rights are exercised incident to a primary offering by us, the form on which we are eligible to register such a transaction, and whether we have a shelf registration in place at the time of a future offering.
Other than as described above, the employment agreements and compensation paid to our directors, we did not engage in any transactions with related parties since January 1, 2021. For a discussion of our employment agreements and compensation paid to our directors, see “Executive Compensation — Employment and Severance Agreements” and “Executive Compensation — Compensation of Directors.”
Stock Performance Graph
The following graph compares the changes over the last five years in the value of  $100 invested at December 31, 2016 in (i) our Common Stock, (ii) the NASDAQ Composite-Total Returns and (iii) the NASDAQ Biotechnology Index. The year-end values of each investment are based on share price appreciation and the reinvestment of all dividends. Historical stock price performance shown on the performance graph is not necessarily indicative of future stock price performance.

2022 Proxy Statement	|	39

Year	Soligenix, Inc.	NASDAQ Composite- Total Returns	NASDAQ Biotechnology Index
2016	100.00	100.00	100.00
2017	98.67	129.64	121.66
2018	38.23	125.96	110.88
2019	64.46	172.18	138.72
2020	56.90	249.51	175.38
2021	29.35	304.85	175.41

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2021
Soligenix, Inc.
NASDAQ Composite-Total Return
NASDAQ Biotechnology Index
350
300
250
200
150
100
50
0
2016
2017
2018
2019
2020
2021

40	|	2022 Proxy Statement

Other Matters
Communications with the Board of Directors
Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to Soligenix, Inc. Board of Directors, c/o The Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540. The Office of the Secretary will receive the correspondence and forward it to the director(s) to whom the communication is addressed.
Deadline for Stockholder Proposals
Under SEC Rule 14a-8, stockholder proposals for the Annual Meeting of Stockholders to be held in 2023 will not be included in the proxy statement for that meeting unless the proposal is proper for inclusion in the proxy statement and for consideration at the next Annual Meeting of Stockholders, and is received by our Secretary at our executive offices, no later than March 28, 2023. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as our Bylaws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8. Our Bylaws provide that stockholders desiring to bring business before the 2023 Annual Meeting, including nomination of a person for election to our Board of Directors, must provide written notice to our Secretary at our executive offices no earlier than 75 days, and no later than 45 days, before the one-year anniversary of the mailing of this Proxy Statement. The written notice must include the information required by Section 2.4 of the Bylaws: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of our shares that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of  “householding” proxy statements, annual reports and Notices of Internet Availability of Proxy Materials. This means that only one copy of our proxy statement, annual report or Notices of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of the documents to you if you notify our Secretary at our executive offices of your desire to receive additional copies. If you wish to receive separate copies of the annual report, proxy statement and Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at our executive offices.
Financial Statements and Exhibits to Form 10-K
Our financial statements are contained in our Annual Report on Form 10-K for our fiscal year ended December 31, 2021 that was filed with the SEC on March 29, 2022, a copy of which is made available with this Proxy Statement. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.
2022 Proxy Statement	|	41

The Form 10-K made available with this Proxy Statement does not include copies of the exhibits to that filing. We will furnish any such exhibit upon payment of a reasonable fee by request sent to us, c/o Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
Other Matters
Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.
The cost of this proxy solicitation will be borne by us. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies. If we do, our costs for such services will be within the range of what is customary for companies with similar operations and a similar number of stockholders and are not expected to be material. We will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.

42	|	2022 Proxy Statement

ELECTRONIC DELIVERY OF PROXY MATERIALS
We encourage all shareholders to voluntarily elect to receive all proxy materials electronically.
ELECTRONIC DELIVERY
The benefits of e-Delivery are:
•
you receive immediate and convenient access to the materials

•
you can help reduce our impact on the environment

•
you can help us to reduce our printing and mailing costs

SCAN THE QR CODE
To vote using your mobile device, sign up for e-delivery or download annual meeting materials.
Please have your control number available.
2022 ANNUAL MEETING (Virtual)
Thursday, September 22, 2022 at 9:00 a.m., Eastern Daylight Time.
OUR ENVIRONMENTAL IMPACT
Our e-Delivery initiative has resulted in the elimination of 28,169 sets of proxy materials from being produced and mailed. The 14,965 pounds of paper being saved in this process represent the following:
29.9 tons of wood saved; or the equivalent of 179 trees
191 million BTU’s saved; or the equivalent of 227 residential refrigerators operating for one year
134,000 pounds of CO2 saved; or the equivalent of 12.2 cars operating for one year
160,000 gallons of water saved; or the equivalent of 8 swimming pools
8,810 pounds of solid waste saved
12 pounds of hazardous air pollutants saved
Environmental impact estimates are calculated using the Environmental Paper Network Paper Calculator. For more information, visit www.papercalculator.org.

SOLIGENIX, INC.29 EMMONS DRIVESUITE B-10PRINCETON, NJ 08540 SCAN TOVIEW MATERIALS & VOTE VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m.Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access theweb site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/SNGX2022You may attend the meeting via the Internet and vote during the meeting. Have the 16-digit control numberincluded on this proxy card available and follow the instructions.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent toreceiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. Tosign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted,indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time theday before the cut-off date or meeting date. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided orreturn it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D88634-P76925KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date! ! !! ! !! ! !ForAllWithholdAllFor AllExceptFor Against Abstain! ! !! ! !To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.SOLIGENIX, INC.1. To elect five directors to serve until the next Annual Meeting ofStockholders or until their respective successors have been dulyelected and qualified.Nominees:THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL"NOMINEES FOR THE ELECTION OF DIRECTORS AND "FOR"PROPOSALS 2, 3, 4 AND 5.4. To hold an advisory vote on executive compensation.2. To approve an amendment to our Second Amended and Restated Certificate of Incorporation, which increases the number of authorized shares of our common stock from75,000,00 to 125,000,000.5. To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2022.NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.01) Christopher J. Schaber, Ph.D.02) Gregg A. Lapointe, C.P.A.03) Diane L. Parks, M.B.A.04) Robert J. Rubin, M.D.05) Jerome B. Zeldis, M.D., Ph.D.This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the proxies on such mattersas may properly come before the Annual Meeting or any adjournments or postponements thereof. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTEDAS RECOMMENDED BY THE BOARD OF DIRECTORS.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator,or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.3. To approve an amendment to our 2015 Equity Incentive Plan to increase (i) the maximum number of shares of our Common Stock available for issuance under the plan by4,000,000 shares, bringing the total shares reserved for issuance under the plan to 6,000,000 shares, and (ii) (a) the maximum number of shares of our Common Stock for whichstock options may be granted to any person in any calendar year, (b) the maximum benefit that will be paid to any person under performance awards in any calendar year, and(c) the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value, unless granted in lieu of cashcompensation equal to such fair market value, in each case from 120,000 to 200,000.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D88635-P76925 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OFSOLIGENIX, INC.ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 22, 2022 CONTINUED AND TO BE SIGNED ON REVERSEThe undersigned hereby appoints Christopher J. Schaber, Ph.D., the Chief Executive Officer and President of Soligenix, Inc., and Jonathan Guarino,the Senior Vice President and Chief Financial Officer of Soligenix, Inc., or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all of the shares of common stock ofSoligenix, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually via the Internet, on Thursday, September 22, 2022,at 9:00 a.m., Eastern Daylight Time, or any adjournment or postponement thereof. The 16-digit control number included on this proxy card will be required to access the meeting.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR ALL" IN THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD FOR THE BOARD OF DIRECTORS AND "FOR" EACH OF THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE.The Board of Directors recommends you vote (1) "FOR ALL" in the election of the named nominees as directors; (2) "FOR" the approval of the amendment to our Second Amended and Restated Certificate of Incorporation; (3) "FOR" the amendment to our 2015 Equity Compensation Plan; (4) "FOR" the approval of the compensation of the executive officers; and (5) "FOR" the ratification of EisnerAmper LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022.PLEASE SIGN, DATE AND RETURN PROMPTLY.